THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10236

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691
                           Distribution Date 05/25/96

                                                                             SINGLE              TOTAL
4.04(i)      Reduction of the Stated Amount of Certificates                CERTIFICATE          AMOUNT

             Class A-1 Certificates.                         SW5              $6.82409777        $251.679.55
             Class A-2 Certificates.                         SX3              $0.00000000              $0.00
             Class A-3 Certificates.                         SY1              $7.03985717        $331,225.28
             Class A-4 Certificates.                         SZ8            $100.58900382        $289,796.92
             Class A-5 Certificates.                         TA2            $100.58900382        $289,796.92
             Class A-6 Certificates.                         TB0              $0.70780818          $7,785.89
             Class A-7 Certificates.                         N/A             $10.63944319        $513,236.10
             Class X Certificates.                           TD6              $0.00000000  N/A
             Class A-R Certificates.                         TE4          $1,000.00000000          $1,000.00
             Class PO Certificates.                          TC8              $1.24399950            $666.27
             Class B-1 Certificates.                         TF1              $0.70780759          $2,795.84
             Class B-2 Certificates.                         TG9              $0.70780858          $1,863.66
             Class B-3 Certificates.                         TH7              $0.70781080         $ 1,429.07
             Class B-4 Certificates.                                          $0.70781321            $621.46
             Class B-5 Certificates.                                          $0.10558990            $372.31
             Class B-6 Certificates.                                          $0.70780985            $374.83

                                                                 Total                          1,672,644.10

             Aggregate amount of any Principal Prepayments                                      1,568,076.96

                                                                             SINGLE              TOTAL
4.04(ii)     Amount of distribution representing interest.                 CERTIFICATE          AMOUNT

             Class A-1 Certificates.                                          $5,50000000        $202,845.50
             Class A-2 Certificates.                                          $5.58333333         $86,988.33
             Class A-3 Certificates.                                          $5.62500000        $264,656.25
             Class A-4 Certificates.                                          $5.58333333         $16,805.83
             Class A-5 Certificates.                                          $6,25000000         $18,006.25
             Class A-6 Certificates.                                          $6,04166667         $66,458.33
             Class A-7 Certificates.                                          $7,01022347        $338,166.17
             Class X Certificates.                                            $0,42067916         $62,385.72
             Class A-R Certificates.                                          $6,15000000              $6.15
             Class PO Certificates.                                           $0,00000000              $0.00
             Class B-1 Certificates.                                          $6,04166582         $23,864.58
             Class B-2 Certificates.                                          $6,04166730         $15,907.71
             Class B-3 Certificates.                                          $6,04166914         $12,198.13
             Class B-4 Certificates.                                          $6,04166287          $5,304.58
             Class B-5 Certificates.                                          $0,90128191          $3,177.92
             Class B-6 Certificates.                                          $6,04165928          $3,199.44

                                                                 Total                          1,119,970.90

4.04(iii)    Amount of interest shortfall which is less than the full amount that would be distributed:

                   Principal 0.00
                   Interest  0.00

Stated Amount of Certificates after this Distribution
                                                  ORIGINAL           SINGLE              TOTAL
                                                   BALANCE         CERTIFICATE          AMOUNT
4.04(iv)     Class A-1 Certificates.            36,881,000.00      $993.17590223     $36.629,320.45
             Class A-2 Certificates.            15,580,000.00    $1,000.00000000     $15,580,000.00
             Class A-3 Certificates.            47,050,000.00      $992.96014283     $46,718,774.72
             Class A-4 Certificates.             2,881,000.00      $899.41099618       $2,591,20.08
             Class A-5 Certificates.             2,881,000.00      $899.41099618      $2,591,203.08
             Class A-6 Certificates.            11,000,000.00      $999.29219182     $10,992.214.11
             Class A-7 Certificatcs.            48,239,000.00      $989.36055681     $47,725,763.90
             Class X Certificates.             148,297,622.57      $988.77812597    $146,633,445.33
             Class A-R Certificates.                 1,000.00        $0.00000000              $0.00
             Class PO Certificates.                535,587.03      $998.75600050        $534,920.76
             Class B-1 Certificates.             3,950,000.00      $999.29219241      $3,947,204.16
             Class B-2 Certificates.             2,633,000.00      $999.29219142      $2,631,136.34
             Class B-3 Certificates.             2,019,000.00      $999.29218920      $2,017,570.93
             Class B-4 Certificates.               878,000.00      $999.29218679        $877,378.54
             Class B-5 Certificates.               526,000.00      $149.07194838        $525,627.69
             Class B-6 Certificates.               529,563.13      $999.29219015        $529,188.30

                                                                           Total    $320,524,951.39

4.04(v)         The Pool Stated Principal Balance for the following
                Distribution Date                               $173,891,506.06

4.04(vi)        Senior Percentage for this Distribution Date    3.999707194300%
                Subordinated Percentage for this
                Distribution Date                               6.000292805700%

4.04(vii)       Amount of the Master Servicing Fees paid to or retained by the
                Master Servicer with respect to such Distribution Date
                                                                      36,580.03
4.04(viii)      Pass-Through Rate and for each Class of Certificates
                Class A-1 Certificates.                    6.60000%
                Class A-2 Certificates.                    6.70000%
                Class A-3 Certificates.                    6.75000%
                Class A-4 Certificates.                    7.00000%
                Class A-5 Certificates.                    7.50000%
                Clast A-6 Certificates.                    7.25000%
                Class A-7 Certificates.                    8.41227%
                Class X Certificates.                      0.50480%
                Class PO Certificates.                     0.00000%
                Class AR Certificates.                     7.25000%
                Class B-1 Certificates.                    7.25000%
                Class B-2 Certificates.                    7.25000%
                Class B-3 Certificates.                    7.25000%
                Class B-4 Certificates.                    7.25000%
                Class B-5 Certificates.                    7.25000%
                Class B-6 Certificates.

4.04(ix)        Amount of Advances included in the distribution on such
                Distribution Date                                    2,116.12
                Aggregate amount of advances outstanding as of the close of
                business on such Distribution Date.                  2,116.12
4.04(x)
                The number and aggregate principal amounts of Mortgage Loans delinquent
                30 to 59 days             1                 284,055.13
                60 to 89 days             0                       0.00
                   90 or more             0                       0.00

                The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
                30 to 59 days             1                 284,055.13
                60 to 89 days             0                       0.00
                   90 or more             0                       0.00


4.04(xi) Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month

4.04(xiii)      Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
                Distribution Date.     0.00

4.04(xiv)       Senior Prepayment Percentage                    100.0000000000%

4.04(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month
                Aggregate amount of Realized Losses through Distribution Date
                                       0.00



4.04(xvi)         Special Hazard Loss Coverage Amount              1,185,066.00
                  Required Fraud Loss Coverage                     3,511,683.00
                  Current Bankruptcy Amount                          100,000.00